Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 17, 2020 (except for Note 25, as to which the date is June 4, 2020), in Amendment No. 1 to the Registration Statement (Form F-1 No.333-238941) and related Prospectus of Quhuo Limited dated June 29, 2020.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

June 29, 2020